Exhibit 10.10

2013 Ceridian HCM Holding Inc. Stock Incentive Plan

EFFECTIVE AS OF OCTOBER 1, 2013

(AMENDED ON MARCH 30, 2016, AUGUST 11, 2016,

DECEMBER 30, 2016 AND MARCH 20, 2017)

SECTION 1.	INTRODUCTION	4

SECTION 2.	ADMINISTRATION	4

a.	Committees	4

b.	Authority of the Board of Directors	4

SECTION 3.	ELIGIBILITY	4

SECTION 4.	STOCK SUBJECT TO PLAN	5

a.	Available Shares	5

b.	Additional Shares	5

SECTION 5.	AWARDS	5

a.	Types of Awards	5

b.	Award Agreements	5

c.	No Rights as a Stockholder	6

SECTION 6.	OPTIONS	6

a.	Option Agreement	6

SECTION 7.	STOCK AWARDS; OTHER STOCK-BASED AWARDS	6

a.	Generally	6

b.	Other Stock-Based Awards	6

SECTION 8.	PAYMENT FOR SHARES	7

a.	General Rule	7

b.	Surrender of Shares	7

c.	Services Rendered	7

d.	Promissory Note	7

e.	Net Exercise	7

f.	Exercise/Sale	8

g.	Exercise of Discretion	8

SECTION 9.	TERMINATION OF SERVICE	8

a.	Termination of Service	8

b.	Leave of Absence	8

SECTION 10.	ADJUSTMENT OF SHARES	9

a.	General	9

b.	Mergers and Consolidations	9

SECTION 11.	SECURITIES LAW REQUIREMENTS	9

a.	Shares Not Registered	9

SECTION 12.	SECTION 409A	10

SECTION 13.	GENERAL TERMS	10

a.	Nontransferability of Awards	10

b.	Restrictions on Transfer of Shares	10

c.	Withholding Requirements	10

d.	No Retention Rights	11

e.	Unfunded Plan	11

f.	Successors and Assigns	11

g.	Other Payments or Awards	11

SECTION 14.	DURATION AND AMENDMENTS	11

a.	Term of the Plan	11

b.	Right to Amend or Terminate the Plan	12

c.	Effect of Amendment or Termination	12

d.	Modification, Extension and Assumption of Awards	12

SECTION 15.	DEFINITIONS	12

2013 Ceridian HCM Holding Inc. Stock Incentive Plan

SECTION	1. INTRODUCTION.

The Plan shall be sponsored and maintained by Ceridian and shall cover the issuance of Replacement Awards as well as new Awards issuable pursuant to the terms and conditions of the Plan.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its Subsidiaries, and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 15.

SECTION	2. ADMINISTRATION.

a. Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more committees consisting of one or more members who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan or an Award agreement shall be construed as a reference to the Committee with respect to functions delegated to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan.

b. Authority of the Board of Directors. The Board of Directors shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by a Committee. All decisions, interpretations and other actions of the Board of Directors or, in the absence of any action by the Board of Directors, any Committee shall be final and binding on all participants and other persons deriving their rights from a participant. Notwithstanding anything to the contrary herein, no action taken by the Board of Directors shall adversely affect in any material respect the rights granted to any participant under any outstanding Award without the participant’s written consent.

SECTION	3. ELIGIBILITY

The Board of Directors is authorized to grant Awards to Directors, Employees and Consultants (subject to compliance with applicable securities or blue sky laws) of the Company, any Subsidiary or any Affiliate of the Company; provided, however, that Awards may only be granted to Directors, Employees and Consultants of any Affiliate of the Company that, whether as a result of their position, duties, responsibilities or otherwise, directly provide significant services that are material to and promotive of the success of the Company or any Subsidiary.

SECTION	4. STOCK SUBJECT TO PLAN.

a. Available Shares. Subject to the following provisions of this Section and Section 10, the maximum number of Shares that may be delivered pursuant to Awards under the Plan is 30,000,000 Shares. The Shares delivered shall be issued, or caused to be issued, by Ceridian.

b. Additional Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares delivered under the Plan are reacquired by Ceridian or any Subsidiary pursuant to any forfeiture provision, right of repurchase, right of first offer or withholding requirements, such Shares shall again be available for the purposes of the Plan. In the event a participant pays for any Award through the delivery of (or deemed delivery of Shares, including through net settlement) Shares, the number of Shares available shall be increased by the number of Shares delivered (or deemed delivered) by the participant.

SECTION	5. AWARDS.

a. Types of Awards. The Board of Directors may, in its sole discretion, grant Options, Stock Awards or Other Stock-Based Awards. Ceridian shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that Ceridian shall be responsible for causing any such Subsidiary to comply with the terms of any Award and the Plan.

b. Award Agreements. Each Award made under the Plan shall be evidenced by a written agreement between the participant and Ceridian, and no Award shall be valid without any such agreement. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Board of Directors in its sole discretion deems appropriate for inclusion in the Award agreement provided such terms and conditions are not inconsistent with the Plan. Accordingly, in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Each agreement evidencing an Award shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i) Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 10 of the Plan.

(ii) Price. Where applicable, each agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 8 of the Plan and subject to adjustment pursuant to Section 10 of the Plan.

(iii) Vesting. Each agreement shall specify the dates and/or events on which all or any installment of the Award shall be vested and nonforfeitable. Such provisions, may include, without limitation, a provision that Awards vest upon a Change of Control.

c. No Rights as a Stockholder. A participant, or a transferee of a participant, shall have no rights as a stockholder with respect to any Shares covered by an Award until Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person).

SECTION	6. OPTIONS.

a. Option Agreement. The Board of Directors may, in its sole discretion, grant Options. Each Option will be a Nonstatutory Option. Each agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Board of Directors, in its sole discretion:

(i) Exercisability. Each agreement shall specify the dates and events when all or any installment of the Option becomes exercisable.

(ii) Term. Each agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

(iii) Exercise Price. The exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that with respect to Replacement Awards, the Fair Market Value of a Share shall be as set forth in the applicable award agreement, determined in a manner consistent with Section 409A of the Code.

SECTION	7. STOCK AWARDS; OTHER STOCK-BASED AWARDS.

a. Generally. The Board of Directors may, in its sole discretion, make a grant or sale of Shares under the Plan (a “Stock Award”). A Stock Award may be made subject to a substantial risk of forfeiture or such other terms and conditions, as determined by the Board of Directors in its sole discretion. Payment in Shares of all or a portion of any bonus under any other arrangement may be treated by the Board of Directors as an Award of Shares under the Plan. A Stock Award shall not be deemed made until accepted by a participant in a manner described by the Board of Directors at the time of grant and shall thereafter be deemed to be actually issued in the name of such Person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such Person) subject to any restriction on such Stock Award.

b. Other Stock-Based Awards. The Board of Directors, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Board of Directors shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such

Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

SECTION	8. PAYMENT FOR SHARES.

a. General Rule. The exercise price of an Award shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 8.

b. Surrender of Shares. At the sole discretion of the Board of Directors, all or any part of the purchase price or exercise price of any Award and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the participant. Such Shares shall be surrendered to Ceridian in good form for transfer and shall be valued at their Fair Market Value on the date when the Award is exercised or purchased. The participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the exercise price (or withholding) of an Option if such action would cause Ceridian, the Company or any of their respective Subsidiaries to recognize a compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Board of Directors consents thereto.

c. Services Rendered. At the sole discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to or after the Award to Directors, Employees and Consultants of any Affiliate of the Company that, whether as a result of their position, duties, responsibilities or otherwise, directly provide significant services that are material to and promotive of the success of the Company or any Subsidiary.

d. Promissory Note. At the sole discretion of the Board of Directors, all or a portion of the purchase price or exercise price of an Award and any applicable withholding requirements may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the applicable federal rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

e. Net Exercise. Unless otherwise provided in an individual Award agreement, at the sole discretion of the Board of Directors, in lieu of paying the exercise price, at any time prior to an Initial Public Offering, payment of all or any portion of the exercise price under any Option granted under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value equal to the exercise price and any applicable withholding amount.

f. Exercise/Sale. At the sole discretion of the Board of Directors, at any time on or after an Initial Public Offering, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Board of Directors to sell Shares acquired upon the exercise of the Option or purchase of an Award and to deliver all or part of the sales proceeds to Ceridian in payment of all or part of the purchase price and any withholding requirements.

g. Exercise of Discretion. Should the Board of Directors exercise its sole discretion to permit the participant to pay the exercise price of an Award in whole or in part in accordance with Subsections (b) through (f) above, it shall not be bound to permit such alternative method of payment for the remainder of any such Award or with respect to any other Award or participant under the Plan.

SECTION	9. TERMINATION OF SERVICE.

a. Termination of Service. If a participant’s Service terminates for any reason, then unless the Award agreement provides otherwise:

(i) Options. Outstanding Options shall expire on the earliest of: (A) the expiration of their term, (B) ninety (90) days following termination of the participant’s Service for any reason other than Cause; provided, however, that if the exercisability of the Options is limited by a restriction imposed by law upon the Company or any Subsidiary or Affiliate of the Company (as opposed to any restriction imposed by law upon the participant) during such period, the ninety (90)-day in this clause (B) shall not begin until such restriction has lapsed and (C) the date of termination of the participant’s Service if such termination is for Cause. For the avoidance of doubt, a participant (or in the case of the participant’s death or Disability, the participant’s representative) may exercise all or a part of the participant’s Options at any time before the expiration of such Options under the preceding sentence only to the extent that such Options have vested and become exercisable (in accordance with the terms of such Option or otherwise under the Plan) on or before the date the participant’s Service terminates. The balance of the Options (which are not vested and exercisable on the date participant’s Service terminates) shall expire effective as of the date the participant’s Service terminates. For this purpose, if a participant is party to an employment agreement between the participant and the Company (or, if applicable, the Subsidiary or Affiliate employing the participant), termination without Cause shall include termination of the participant’s Service (a) on expiration of the scheduled employment term in the employment agreement (if the employment agreement contains a scheduled term) and the participant does not continue in Service with the Company and (b) for “Good Reason” as defined in the employment agreement (if the employment agreement contains a definition of Good Reason).

(ii) Stock Awards and Other Stock-Based Awards. The terms of the applicable Stock Award or Stock-Based Award agreement shall govern the terms and conditions of a participant’s Award with respect to termination of service.

b. Leave of Absence. For purposes of this Section, Service shall be deemed to continue while a participant is on a bona fide leave of absence, if such leave is approved by the

Company or applicable Subsidiary in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board of Directors).

SECTION	10. ADJUSTMENT OF SHARES.

a. General. If there shall be a Recapitalization, the Board of Directors shall, in the manner and to the extent it, in its sole discretion, considers equitable to the participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares authorized by Section 4 hereof, (ii) the number and kind of shares, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code.

b. Mergers and Consolidations. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, or in the event of any other transaction that constitutes a Change of Control, outstanding Awards shall be subject to the agreement of merger or consolidation or other agreement for such transaction. The Board of Directors (without the participants’ consent) is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards to provide for one or more of the following:

(i) The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii) The substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii) The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not vested, or not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board of Directors; or

(iv) The cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price with respect to such Awards or portion thereof being canceled.

SECTION	11. SECURITIES LAW REQUIREMENTS.

a. Shares Not Registered. Shares and Options shall not be issued or delivered under the Plan unless the issuance and delivery of such Shares and Options comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which Ceridian or the Company’s securities may then be traded. Except as may be provided in an Award agreement, neither Ceridian nor the Company shall be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or Options under the Plan, and accordingly any certificates for Shares or Options may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each participant and any person deriving its rights from any participant shall, as a condition to the exercise or purchase of an Award under the Plan, deliver to Ceridian an agreement or certificate containing such representations, warranties and covenants as Ceridian may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.

SECTION	12. SECTION 409A.

To the extent that the Plan and/or Awards are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Award, and/or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”). This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Awards are exempt from or comply with Section 409A Guidance.

SECTION	13. GENERAL TERMS.

a. Nontransferability of Awards. No Award (other than vested, unrestricted Stock Awards) may be transferred, assigned, pledged or hypothecated by any participant during the participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section, an Option or other right to acquire Shares under the Plan, may be exercised during the lifetime of the participant only by the participant or by the participant’s guardian or legal representative. Such Option or other right shall not be transferable and shall be exercisable only by the participant to whom such right was granted, except in the case of a transfer by the participant to its affiliate with the prior written consent of the Board of Directors in its sole discretion.

b. Restrictions on Transfer of Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Award agreement, and shall apply in addition to any restrictions that may apply to holders of Shares generally.

c. Withholding Requirements. As a condition to the receipt of Shares pursuant to the purchase, receipt or vesting of Shares pursuant to an Award, a participant shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The participant shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Shares acquired pursuant to the exercise of an Option.

d. No Retention Rights. Nothing in the Plan or in any Award granted under the Plan shall confer upon a participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent, Affiliate or Subsidiary employing or retaining the participant) or of the participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

e. Unfunded Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between Ceridian or the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from Ceridian under the Plan, such right shall be no greater than the rights of an unsecured general creditor of Ceridian. All payments to be made hereunder shall be paid from the general funds of Ceridian and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

f. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of Ceridian and its successors and assigns. The Board of Directors may elect at any time, in its sole discretion, and without the consent of an affected participant, to assign this Plan, any and all Awards and Award agreements issued thereunder, and any and all rights and obligations with respect thereto (collectively the “Plan Rights and Obligations”), to any successor of Ceridian, the Company, or any successor of the Company and thereafter the assignor shall have no rights or obligations with respect to the Plan Rights and Obligations and the successor of Ceridian, the Company, or any successor of the Company, as applicable, shall have all rights and obligations with respect to the Plan Rights and Obligations. Following an assignment to the successor of Ceridian, the Company, or any successor of the Company described in the preceding sentence, all references herein to the “Board of Directors” shall be references to the board of directors of the successor of Ceridian, the Company, or successor of the Company, as applicable.

g. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict Ceridian or the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

SECTION	14. DURATION AND AMENDMENTS.

a. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the majority of Ceridian’s stockholders. If a majority of the stockholders fail to approve the Plan within 12 months of its adoption by the Board of Directors, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors unless earlier terminated pursuant to Subsection (b) below.

b. Right to Amend or Terminate the Plan. Except as otherwise required by applicable law, the Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.

c. Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any material respect any participant’s rights under any Award previously made or granted under the Plan without the participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.

d. Modification, Extension and Assumption of Awards. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price. The foregoing notwithstanding, no modification of an Award shall, without the consent of the participant, materially impair the participant’s rights or increase the participant’s obligations under such Award or impair the economic value of any such Award.

SECTION	15. DEFINITIONS.

a. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants. For the avoidance of doubt, as of the date of this Plan, FNF is an Affiliate of the Company.

b. “Award” shall mean an Option or a Stock Award.

c. “Board of Directors” shall mean the Board of Directors of Ceridian, as constituted from time to time.

d. “Cause” shall mean with respect to a participant “Cause” as defined in any employment agreement between the participant and the Company (or, if applicable, the Subsidiary or Affiliate employing the participant) or if the participant is not a party to an employment agreement or “cause” is not defined therein, the following, in any case unless another meaning is specifically provided by the Board of Directors or in the participant’s Award agreement:

(i) Any conviction or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude,

(ii) Any theft or embezzlement of the assets of the Company or a Subsidiary or Affiliate thereof,

(iii) Any willful material misconduct or gross negligence,

(iv) Any willful breach of any material written policy or any willful material breach of any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its Affiliates, or

(v) Any continued failure by the participant to attempt in good faith to perform his or her duties as reasonably assigned to participant by participant’s manager for a period of 60 days after a written demand for such performance which specifically identifies the manner in which it is alleged the participant has not attempted in good faith to perform such duties.

e. “Ceridian” shall mean: (i) until August 11, 2016, Ceridian Holding LLC (“Ceridian Holding”), and (ii) on and after August 11, 2016, the Company. On August 11, 2016, the Board of Managers of Ceridian Holding assigned to the Company, and the Board of Directors of the Company accepted the assignment of, all of Ceridian Holding’s rights and obligations under the Plan and all of Award agreements entered into pursuant to the Plan.

f. “Change of Control” shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements) whereby a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding shares of capital stock of the Company. A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

g. “Code” shall mean the Internal Revenue Code of 1986, as amended.

h. “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

i. “Company” shall mean Ceridian HCM Holding Inc.

j. “Consultant” shall mean a person who performs bona fide services for the Company, a Parent, Affiliate or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

k. “Director” shall mean a member of the board of directors of the Company, a Parent, Affiliate or a Subsidiary who is not an Employee.

l. “Disability” shall mean with respect to a participant, shall mean (i) “disability” as defined in any employment agreement or engagement agreement between the between a participant and the Company (or, if applicable, the Subsidiary employing or retaining a participant) or (ii) if a participant is not a party to an employment agreement or “disability” is not defined therein, the following: (A) the inability of a participant to perform the duties of the participant’s employment or engagement with the Company due to physical or emotional incapacity or illness, where such inability continues for ninety (90) days and is expected to be of long-continued and indefinite duration; or (B) the participant is entitled to disability retirement benefits under the federal Social Security Act or to recover benefits under any long-term disability plan or policy maintained by the Company or Subsidiary.

m. “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

n. “Fair Market Value” shall mean the fair market value of a Share as determined in good faith by the Board of Directors through a reasonable application of a reasonable valuation method in a manner intended to comply with Section 409A of the Code. Such determination shall be conclusive and binding on all persons.

o. “FNF” means Fidelity National Financial, Inc.

p. “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares (or any equity securities into which such Shares are converted) are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar market system.

q. “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) of the Code.

r. “Option” shall mean a Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

s. “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

t. “Permitted Holders” shall mean FNF, THL and each of their respective Affiliates.

u. “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

v. “Plan” shall mean this 2013 Ceridian HCM Holding Inc. Stock Incentive Plan. Prior to December 30, 2016, the Plan was named “Ceridian Holding LLC 2013 Ceridian HCM Holding Inc. Stock Incentive Plan.”

w. “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company, including, without limitation, a stock split, reverse stock split, stock dividend, extraordinary cash dividend, distribution, recapitalization, combination or reclassification, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change or any other change affecting the Company’s securities.

x. “Replacement Awards” shall mean Awards granted in replacement of awards originally issued under the Ceridian Holding Corp. 2007 Stock Incentive Plan.

y. “Service” shall mean, except as otherwise defined in an Award agreement, service as an Employee, Director or Consultant of the Company and its Subsidiaries and Affiliates. A participant’s Service shall not be deemed to have terminated until the Participant ceases to provide Service to the Company and each of its Subsidiaries and Affiliates.

z. “Share” shall mean one share of common stock of the Company, with a par value of $0.01 per Share.

aa. “Stock Award” shall have the meaning described in Section 7(a).

bb. Other Stock-Based Award” shall have the meaning described in Section 7(b).

cc. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

dd. “THL” means collectively, Thomas H. Lee Equity Fund VI, L.P.; Thomas H. Lee Parallel Fund VI, L.P.; Great-West Investors LP; Putnam Investments Employees’ Securities Company III LLC; THL Coinvestment Partners, LP; THL Operating Partners, LP; THL Equity Fund VI Investors (Ceridian), L.P.; THL Equity Fund VI Investors (Ceridian) II, L.P.; THL Equity Fund VI Investors (Ceridian) III, LLC; THL Equity Fund VI Investors (Ceridian) IV, LLC; and THL Equity Fund VI Investors (Ceridian) V, LLC.